Exhibit 99.1

TEJON RANCH CO. ANNOUNCES

FOURTH QUARTER AND

YEAR-ENDED DECEMBER 31, 2025 FINANCIAL RESULTS

TEJON RANCH, California - March 19, 2026 - Tejon Ranch Co. (NYSE:TRC), (“Tejon” or the “Company”), a diversified real estate development and agribusiness company, today announced financial results for the fourth quarter and year-ended December 31, 2025.

Fourth-Quarter 2025 Financial Highlights

•	Net income attributable to common stockholders decreased by $2.9 million to $1.6 million ($0.06/share basic and diluted), compared to $4.5 million ($0.17/share) in fourth quarter of 2024.

•	Revenues and other income, including equity in earnings from unconsolidated joint ventures, increased 8% to $23.3 million, compared to $21.6 million.

•	Farming segment revenues increased 26% to $12.2 million, compared to $9.7 million.

•	Adjusted EBITDA, a non-GAAP measure, increased 9% to $11.4 million, compared to $10.5 million.

•	Delivered final buildings of the 228 unit phase 1 of Terra Vista at Tejon multifamily community. As of March 19, 2026, 71% of the units have been leased.

Fiscal 2025 Financial Highlights

•	Net income attributable to common stockholders of $0.1 million, ($0.00/share), compared to $2.7 million, or $0.10 per share basic and diluted, in 2024.

•	Revenues and other income, including equity in earnings of unconsolidated joint ventures, increased 7% to $58.7 million, compared to $54.7 million in 2024.

•	Farming segment revenue increased 35% to $18.7 million vs. 2024.

•	Commercial/industrial segment revenue increased 20% to $15.0 million vs. 2024.

•	Adjusted EBITDA, increased 8% to $25.3 million for 2025, compared to $23.4 million for 2024.

Tejon Ranch Co. provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Executive Summary

“Last year we focused on establishing a clear direction for the company and aligning the organization around it,” said Matthew Walker, president and CEO of Tejon Ranch Company. “Our strategy is now beginning to gain traction in our operating performance. Our $49.6 million in revenues and $25.3 million in Adjusted EBITDA both improved over last year, reflecting the strength of our underlying businesses and the progress we’re making in executing our strategy. While our reported net income this year includes approximately $3.4 million in one-time proxy defense costs, the underlying performance of the business improved, led by stronger profitability in commercial real estate and a significant year-over-year improvement in farming.

“The broader story is the continued activity across our operating platform, particularly at the Tejon Ranch Commerce Center. In December for example, leveraging the opening of the neighboring Hard Rock Tejon Casino, fuel and food revenue increased at TA Petro Travel Center, and the Outlets at Tejon generated its highest retail sales of any month ever. Those trends are continuing through the first quarter. Our 2025 results included two land transactions at TRCC, the sale of a hotel site and the back-end revenue recognition tied to the Nestlé land sale. We are also encouraged by our success beyond TRCC, where farming revenues in 2025, which was an on-bearing year, were the highest in ten years.

“We continue to set the table for future growth. Over the past year we’ve simplified our organization, reduced overhead and clarified where and how capital will be deployed. We are not done yet, but we are encouraged with the progress in strengthening our communication, governance and overall alignment with our shareholders. Last year included several non-recurring costs including our activism defense expenses, and adjusting for those our net income would show improvement over 2024. Our responsibility now is to put more of the Ranch to work, converting land into recurring cash flow. A significant step in that process is the advancement of Centennial, our master-planned community in Los Angeles County, which is about to enter a more public phase of its entitlement process addressing the court’s identified issues.

“We recognize that investors will ultimately judge us by our results which means driving long term value through earnings growth and returns on invested capital.”

Commercial/Industrial Real Estate Highlights

•	Leasing and occupancy updates as of December 31, 2025:

•	TRCC industrial portfolio, through the Company’s joint venture partnerships, consists of 2.8 million square feet of gross leasable area (GLA) and is 100% leased.

•	TRCC commercial portfolio, wholly owned and through joint venture partnerships, consists of 620,907 square feet of GLA and is 98% leased.

•	In total, TRCC comprises 7.1 million square feet of GLA.

•	Outlets at Tejon maintained strong performance with 93% occupancy as of December 31, 2025.

•

Construction of Phase 1 of Terra Vista at Tejon, the Company’s first multi-family residential development located at TRCC, has been completed. Phase 1 includes 228 of the planned 495 residential units, with leasing beginning in the second quarter of 2025 and the final units delivered in October 2025.

•

Construction of the more than 700,000-square-foot Nestlé USA distribution facility on the east side of TRCC has been completed. Nestlé is currently completing equipment installation and commissioning activities as it prepares the facility to become operational.

Farming Highlights

•

Farming segment revenues increased 34.6% to $18.7 million in 2025, driven by the return of pistachio production, an alternate bearing crop, which contributed $5.3 million in revenue which was absent from 2024’s down-bearing year, underscoring the significant earnings impact of two-year pistachio cycle.

•	Almond revenues grew to $7.8 million in 2025 from $7.1 million in 2024, reflecting stronger pricing and continued maturation of the almond portfolio.

•	Wine grape revenues rose to $3.4 million from $2.7 million, highlighting broad-based improvement across all three permanent crop categories.

•

Farming segment operating loss narrowed sharply to ($0.1 million) in 2025 from ($3.6 million) in 2024, a $3.5 million improvement that brings the segment to near breakeven, signaling a meaningful inflection point as permanent crops mature and the full earnings power of the pistachio and almond portfolios comes into focus.

Mineral Resources Highlights

•

Mineral resources segment generated $2.8 million in operating income in 2025, supported by stable royalty streams across rock/aggregate and cement, and a higher blended oil & gas royalty rate of 14.6%, up from 13.4% in 2024, demonstrating improving royalty contract terms even as production volumes declined.

•

Rock and aggregate volumes and pricing both improved year-over-year to 1,494,000 tons sold (from 1,442,000) and the average price per ton increased from $1.40 to $1.46, reflecting continued construction demand and multi-year positive pricing momentum.

Liquidity and Capital Resources

At December 31, 2025, total capital, including debt, was $584.5 million. The Company had total liquidity of approximately $91.0 million, consisting of cash and securities totaling approximately $24.9 million and $66.1 million available on its line of credit.

2026 Outlook:

The Company remains focused on TRCC as its primary development platform and long-term value driver, pursuing commercial and industrial development, multi-family development, leasing and investment activity, both directly and through joint ventures. The Company may also pursue selective land sales on an opportunistic basis and continues to advance its residential projects, including Mountain Village, Grapevine and Centennial at Tejon Ranch.

California remains a highly regulated environment for real estate development and delays, including litigation-related matters, can occur. As a result, the Company expects net income to fluctuate from year to year based on development activity, commodity prices, production within its farming and mineral resources segments, and the timing of land sales and leasing activity.

The Company expects its 2026 farming operations to reflect elevated production costs, including fuel, fertilizer, pest control and labor. Winter chill hours to date have been below historical averages, which may affect bloom timing and crop development. The Company’s pistachio orchards are expected to be in a down-bearing year consistent with the crop’s alternate bearing cycle. Final yields will depend on spring weather conditions, although tighter industry inventories may help support commodity pricing.

As part of its crop diversification strategy, the Company planted 150 acres of olives in 2025 and expects to plant an additional 150 acres in 2026.

Earnings Conference Call Information

The Company will host a conference call to discuss its fourth quarter 2025 financial results:

•	Date: Thursday, March 19, 2026

•	Time: 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time

•	Dial-In: (877) 704-4453 (U.S.) or +1 (201) 389-0920 (International)

•	Conference Call Playback: (844) 512-2921 (U.S.) or +1 (412) 317-6671 (International) Passcode: 13757466

The full playback can be accessed through Thursday, April 16, 2026.

About Tejon Ranch Co.

Tejon Ranch Co. (NYSE: TRC) is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 15 miles southeast of Bakersfield.

More information about Tejon Ranch Co. can be found on the Company’s website at www.tejonranch.com.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the federal securities laws. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding the Company’s business plans, strategies, prospects, objectives, milestones, future operating results, financial condition, expectations regarding capital allocation, cost savings, entitlement and development timelines, partnerships, regulatory reforms, and other future events or circumstances are forward-looking statements. These statements reflect the Company’s current expectations and beliefs about future developments and their potential effects on the Company. Forward-looking statements are not guarantees of performance and speak only as of the date of this report.

Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “will,” “should,” “would,” “likely,” “improve,” “commit,” and similar expressions, as well as discussions of strategy, objectives, and intentions, are intended to identify forward-looking statements. These statements are based on current assumptions and involve known and unknown risks, uncertainties, and other factors - many of which are beyond the Company’s control - that could cause actual results to differ materially from those expressed or implied. Such factors include, but are not limited to, market, economic, geopolitical and weather conditions; the availability and cost of financing for land development and other activities; competition; commodity prices and agricultural yields; success in obtaining and maintaining governmental entitlements and permits; the timing and outcome of regulatory or litigation processes; demand for commercial, industrial, residential, and retail real estate; and other risks inherent in real estate and agricultural operations.

No assurance can be given that actual results will not differ materially from those expressed or implied by these forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements. For a discussion of risks and uncertainties that could cause actual results to differ, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent filings with the U.S. Securities and Exchange Commission.

(Financial tables follow)

TEJON RANCH CO. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$9,524	$39,267
Marketable securities - available-for-sale	15,370	14,441
Accounts receivable	9,389	7,916
Inventories	3,347	3,972
Prepaid expenses and other current assets	1,632	3,806

Total current assets	39,262	69,402
Real estate and improvements - held for lease, net	79,177	16,253
Real estate development (includes $128,549 at December 31, 2025 and $124,136 at December 31, 2024, attributable to Centennial Founders, LLC, Note 17)	356,567	377,905
Property and equipment, net	59,311	56,387
Investments in unconsolidated joint ventures	29,986	28,980
Net investment in water assets	62,593	55,091
Other assets	3,573	3,980

TOTAL ASSETS	$630,469	$607,998

LIABILITIES AND EQUITY
Current Liabilities:
Trade accounts payable	$5,240	$9,085
Accrued liabilities and other	2,188	5,549
Deferred income	2,062	2,162

Total current liabilities	9,490	16,796
Revolving line of credit	93,942	66,942
Long-term deferred gains	10,935	11,447
Deferred tax liability	9,849	9,059
Other liabilities	15,697	14,798

Total liabilities	139,913	119,042
Commitments and contingencies
Equity:
Tejon Ranch Co. stockholders’ equity
Common stock, $0.50 par value per share:
Authorized shares - 50,000,000
Issued and outstanding shares - 26,916,837 at December 31, 2025 and 26,822,768 at December 31, 2024	13,460	13,412
Additional paid-in capital	350,242	348,497
Accumulated other comprehensive (loss) income	(177)	87
Retained earnings	111,673	111,598

Total Tejon Ranch Co. stockholders’ equity	475,198	473,594
Non-controlling interest	15,358	15,362

Total equity	490,556	488,956

TOTAL LIABILITIES AND EQUITY	$630,469	$607,998

TEJON RANCH CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share)

	Three-Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Real estate - commercial/industrial	$4,217	$4,055	$15,006	$12,552
Multifamily	536	—	732	—
Mineral resources	2,359	2,527	9,636	10,214
Farming	12,240	9,676	18,738	13,925
Ranch operations	1,754	1,677	5,479	5,195

Total revenues	21,106	17,935	49,591	41,886
Costs and expenses:
Real estate - commercial/industrial	1,634	1,905	8,002	7,910
Multifamily	1,116	—	2,279	—
Real estate - resort/residential	1,269	299	2,277	2,615
Mineral resources	1,811	2,009	6,807	7,052
Farming	9,443	8,145	18,850	17,551
Ranch operations	1,477	1,153	5,261	4,864
Corporate expenses	2,064	2,298	14,068	11,092

Total expenses	18,814	15,809	57,544	51,084

Operating loss	2,292	2,126	(7,953)	(9,198)
Other income:
Investment income	165	430	914	2,273
Loss on sale of real estate	(20)	—	—	—
Other loss, net	(55)	(82)	(164)	(292)

Total other income, net	90	348	750	1,981

Loss from operations before equity in earnings of unconsolidated joint ventures and income tax expense	2,382	2,474	(7,203)	(7,217)
Equity in earnings of unconsolidated joint ventures, net	2,094	3,270	8,362	10,881

Income before income taxes	4,476	5,744	1,159	3,664
Income tax expense	2,897	1,262	1,088	976

Net income	1,579	4,482	71	2,688
Net loss attributable to non-controlling interest	(2)	(1)	(4)	(2)

Net income attributable to common stockholders	$1,581	$4,483	$75	$2,690

Net income per share attributable to common stockholders, basic	$0.06	$0.17	$—	$0.10

Net income per share attributable to common stockholders, diluted	$0.06	$0.17	$—	$0.10

Weighted average number of shares outstanding:
Common stock	26,907,329	26,821,449	26,883,379	26,806,173
Common stock equivalents: stock options, grants	58,229	7,895	65,899	17,233

Diluted shares outstanding	26,965,558	26,829,344	26,949,278	26,823,406

Non-GAAP Financial Measure

This press release includes references to the Company’s non-GAAP financial measure “EBITDA.” EBITDA represents the Company’s share of consolidated net income in accordance with GAAP, before interest, taxes, depreciation, and amortization, plus the allocable portion of EBITDA of unconsolidated joint ventures accounted for under the equity method of accounting based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. EBITDA is a non-GAAP financial measure and is used by the Company and others as a supplemental measure of performance. Tejon Ranch also uses Adjusted EBITDA to assess the performance of the Company’s core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense and certain identified non-recurring items that are not indicative of our on-going operations or that may obscure our underlying results and trends. The Company believes EBITDA and Adjusted EBITDA provide investors relevant and useful information, when reconciled to their most comparable GAAP financial measure, because they permit investors to view income from operations on an unlevered basis before the effects of taxes, depreciation and amortization, and stock compensation expense. By excluding interest expense and income, EBITDA and Adjusted EBITDA allow investors to measure the Company’s performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s performance to that of other companies, both in the real estate industry and in other industries. The Company believes that excluding charges related to share-based compensation facilitates a comparison of its operations across periods and among other companies without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside the Company’s control), and the assumptions and the variety of award types that a company can use. In addition, the Company excludes certain items impacting comparability, such as shareholder activism advisory costs and legal expenses associated with the Centennial litigation, to provide investors with a clearer understanding of the Company’s core operating performance across periods. EBITDA and Adjusted EBITDA have limitations as measures of the Company’s performance. EBITDA and Adjusted EBITDA do not reflect Tejon Ranch’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Adjusted Farming EBITDA before fixed water obligations is not a measure of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, operating income, or other performance measures prepared in accordance with GAAP. The Company defines Adjusted Farming EBITDA before fixed water obligations as net income (loss) before interest, taxes, depreciation, and amortization, further adjusted to exclude non-recurring items such as gains or losses on asset sales, impairments, share-based compensation, and other non-cash charges, and before deducting the Company’s fixed water obligations. Management uses this measure to evaluate the core operating performance of its farming operations and to facilitate period-to-period comparisons by isolating the impact of variable farming costs from the fixed water infrastructure costs. The Company believes this measure provides investors with additional insight into the underlying cash flow potential of its agricultural operations. A reconciliation of Adjusted Farming EBITDA before fixed water obligations to the most directly comparable GAAP measure, Operating loss from farming, is provided below.

TEJON RANCH CO.

Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Net income	$1,579	$4,482	$71	$2,688
Net loss attributed to non-controlling interest	(2)	(1)	(4)	(2)
Interest, net
Consolidated interest income	(165)	(430)	(914)	(2,273)
Our share of interest expense from unconsolidated joint ventures	1,320	1,540	5,793	6,165

Total interest, net	1,155	1,110	4,879	3,892
Income tax expense	2,897	1,262	1,088	976
Depreciation and amortization
Consolidated	2,214	1,748	6,014	4,885
Our share of depreciation and amortization from unconsolidated joint ventures	1,892	1,764	6,990	6,753

Total depreciation and amortization	4,106	3,512	13,004	11,638

EBITDA	$9,739	$10,367	$19,046	$19,196
Stock compensation expense	$554	$96	$1,711	$4,182
Items impacting comparability:
Shareholder activism expense [1]	$—	$—	$3,399	$—
Centennial litigation expense [2]	$1,100	$—	$1,100	$—

Adjusted EBITDA	$11,393	$10,463	$25,256	$23,378

[1]	Represents advisory fees related to shareholder activism matters.
[2]	Represents legal expenses associated with the Centennial litigation attributable to opposing counsel.

	EBITDA Ended December 31, 2025
($ in thousands)	Commercial Real Estate	Multifamily	Farming	Mineral Resources	Ranch Operations	Residential Real Estate	Corporate	Tejon PRS of UJV	Total
Net (loss) income	$7,004	$(1,547)	$(112)	$2,829	$218	$(2,277)	$(14,406)	$8,362	$71
Net (loss) income attributed to non-controlling interest	—	—	—	—	—	—	(4)	—	(4)
Interest, net
Consolidated interest income	—	—	—	—	—	—	(914)	—	(914)
Our share of interest expense from unconsolidated joint ventures	—	—	—	—	—	—	—	5,793	5,793

Total interest, net	—	—	—	—	—	—	(914)	5,793	4,879
Income tax (benefit) expense	—	—	—	—	—	—	1,088	—	1,088
Depreciation and amortization
Consolidated	500	960	2,413	1,375	376	36	354	—	6,014
Our share of depreciation and amortization from unconsolidated joint ventures	—	—	—	—	—	—	—	6,990	6,990

Total depreciation and amortization	500	960	2,413	1,375	376	36	354	6,990	13,004

EBITDA	7,504	(587)	2,301	4,204	594	(2,241)	(13,874)	21,145	19,046
Stock compensation expense	26	—	139	51	28	48	1,419	—	1,711
Items impacting comparability:
Shareholder activism expense [1]	—	—	—	—	—	—	3,399	—	3,399
Centennial litigation expense [2]	—	—	—	—	—	—	$1,100	—	1,100

Adjusted EBITDA	$7,530	$(587)	$2,440	$4,255	$622	$(2,193)	$(7,956)	$21,145	$25,256

[1]	Represents advisory fees related to shareholder activism matters.
[2]	Represents legal expenses associated with the Centennial litigation attributable to opposing counsel.

	EBITDA Ended December 31, 2024[1]
($ in thousands)	Commercial Real Estate	Farming	Mineral Resources	Ranch Operations	Residential Real Estate	Corporate	Tejon PRS of UJV	Grand Total
Pre-tax income (loss)	$4,642	$(3,626)	$3,162	$331	$(2,615)	$(9,111)	$10,881	$3,664
Income tax expense	—	—	—	—	—	976	—	976

Net income (loss)	4,642	(3,626)	3,162	331	(2,615)	(10,087)	10,881	2,688
Net (loss) income attributed to non-controlling interest	—	—	—	—	—	(2)	—	(2)
Interest, net
Consolidated	—	—	—	—	—	(2,273)	—	(2,273)
Our share of interest expense from unconsolidated joint ventures	—	—	—	—	—	—	6,165	6,165

Total interest, net	—	—	—	—	—	(2,273)	6,165	3,892
Income tax (benefit) expense	—	—	—	—	—	976	—	976
Depreciation and amortization
Consolidated	424	2,319	1,375	382	40	345	—	4,885
Our share of depreciation and amortization from unconsolidated joint ventures	—	—	—	—	—	—	6,753	6,753

Total depreciation and amortization	424	2,319	1,375	382	40	345	6,753	11,638

EBITDA	5,066	(1,307)	4,537	713	(2,575)	(11,037)	23,799	19,196
Stock compensation expense	47	152	44	33	8	3,898	—	4,182

Adjusted EBITDA	$5,113	$(1,155)	$4,581	$746	$(2,567)	$(7,139)	$23,799	$23,378

1 Multifamily Segment did not have any operations in 2024, hence we did not include in the 2024 EBITDA reconciliation

Reconciliation of Adjusted Farming EBITDA before Fixed Water Obligations

(Unaudited)

The Company evaluates the performance of its farming operations using Adjusted Farming EBITDA before fixed water obligations, a non-GAAP financial measure. Management believes this measure provides a meaningful representation of the underlying profitability and cash flow potential of its agricultural operations by excluding both non-operating items and the fixed water obligation, which represents a non-controllable infrastructure cost incurred regardless of the level of farming activity in this segment.

The fixed water obligations reflects the Company’s allocated share of infrastructure and financing costs associated with the transmission and delivery of water to the Company’s property. These obligations primarily consist of annual assessments levied to repay bonds issued by the State of California to finance the construction and on-going maintenance of the state water project system and local water districts water systems. The landowners who holding water rights, including the Company, are responsible for repaying these bonds through fixed annual payments.

Unlike variable water costs which are included in farming expenses, management views the fixed water obligation as an infrastructure cost that supports long-term access to water resources, rather than an essential operating cost of farming. Accordingly, Adjusted Farming EBITDA before fixed water obligations allows management and investors to evaluate the operating performance of the Company’s farming segment independent of the fixed costs associated with water infrastructure.

($ in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
Farming Segment	2025	2024	2025	2024
Farming revenues	$12,240	$9,676	$18,738	$13,925
Farming expenses	9,443	8,145	18,850	17,551

Operating income (loss) from farming	2,797	1,531	(112)	(3,626)
Depreciation	966	1,104	2,413	2,319
Stock compensation expense	41	41	139	152

Adjusted EBITDA	3,804	2,676	2,440	(1,155)
Fixed Water Obligations	624	753	2,796	2,912

Adjusted Farming EBITDA before Fixed Water Obligations	$4,428	$3,429	$5,236	$1,757

Earnings Per Share (EPS) and Share Data

(Unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Basic earnings per share	$0.06	$0.06	$(0.06)	$(0.05)	$0.17
Diluted earnings per share	$0.06	$0.06	$(0.06)	$(0.05)	$0.17
Book value per common share	$17.65	$17.60	$17.54	$17.59	$17.66
Period End Share Price	$15.77	$15.98	$16.96	$15.85	$15.90
Weighted average shares	26,907,329	26,890,979	26,878,658	26,852,573	26,821,449
Weighted average diluted shares	26,965,558	26,939,860	26,878,658	26,852,573	26,829,344
Outstanding shares	26,916,837	26,893,955	26,880,668	26,867,600	26,822,768

Contacts

Tejon Ranch Co.

Nicholas Ortiz

Senior Vice President, Corporate Communications & Public Affairs

661-663-4212

IR@tejonranch.com